Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G dated February 14, 2025 relating to the Common stock, $0.0001 par value, of Upland Software, Inc. shall be filed on behalf of the undersigned.

CASTLEKNIGHT MASTER FUND LP

By:	/s/ Aaron Weitman
Name: Aaron Weitman Title: Manager

CASTLEKNIGHT FUND GP LLC

By:	/s/ Aaron Weitman
Name: Aaron Weitman Title: Manager

CASTLEKNIGHT MANAGEMENT LP

By:	/s/ Aaron Weitman
Name: Aaron Weitman Title: Manager

CASTLEKNIGHT MANAGEMENT GP LLC

By:	/s/ Aaron Weitman
Name: Aaron Weitman Title: Manager

WEITMAN CAPITAL LLC

By:	/s/ Aaron Weitman
Name: Aaron Weitman Title: Manager

AARON WEITMAN

By:	/s/ Aaron Weitman